UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2012

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 North 111th Street Omaha, Nebraska 68164

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (402) 829-6800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on January 30, 2012. As of the record date for the annual meeting, December 2, 2011, there were 12,699,038 shares of common stock entitled to vote at the meeting, of which the holders of 11,169,138 shares (88%) were represented at the meeting. The matters voted on and the voting results are as follows:

1.	Election of Directors for terms ending in 2015.

	September 30,	September 30,	September 30,
	For	Withheld	Broker Non-Vote

Richard W. Parod	9,519,354	73,871	1,575,913
Michael D. Walter	9,512,602	80,623	1,575,913

2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending August 31, 2012.

September 30,
For –	11,128,112
Against –	36,472
Abstain –	4,554
Broker Non-Vote –	0

3.	Non-binding vote on a resolution to approve the compensation of the Company’s named executive officers.

September 30,
For –	9,092,284
Against –	57,092
Abstain –	443,849
Broker Non-Vote –	1,575,913

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2012	LINDSAY CORPORATION

	By:	/s/ James C. Raabe
James C. Raabe, Chief Financial Officer